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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 2007

CHINA OPPORTUNITY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52355	20-5331360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cornerstone Financial 354 East 50th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    212-519-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 26, 2007, China Opportunity Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 6,000,000 Units.  Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 2,266,667 warrants (“Insider Warrants”) at a price of $0.60 per Insider Warrant, generating total proceeds of $1,360,000.  The Insider Warrants were purchased by Harry Edelson, Nicholas Puro, Barry M. Shereck, Rose-Marie Fox (each a member of the Company’s board of directors), Daxi Li (one of the Company’s special advisors), Eliot Clauss and John Allen (each a member of China Investment Group LLC, another of the Company’s special advisors).  On March 29, 2007, the Company consummated the closing of the 900,000 Units, which were subject to the over-allotment option.  Each Unit sold in the IPO consisted of one share of common stock, $.0001 par value per share, and two warrants, each to purchase one share of the Company’s common stock.  The 6,900,000 Units sold in the IPO, including the 900,000 Units subject to the over-allotment option, were sold at an offering price of $6.00 per Unit, generating total gross proceeds of $41,400,000.  Of the gross proceeds of the IPO and Private Sale, $39,717,000 (or approximately $5.76 per share) was placed in trust.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit 99.1	Audited Financial Statements*

	Exhibit 99.2	Press release dated March 26, 2007*

	Exhibit 99.3	Press release dated March 29, 2007

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2007		CHINA OPPORTUNITY ACQUISITION CORP.

	By:	/s/ Harry Edelson
Harry Edelson Chief Executive Officer